UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2009

GOLDEN PHOENIX MINERALS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)

(775) 853-4919

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

          On February 25, 2009, Golden Phoenix Minerals, Inc. (the “Company”), entered into a Binding Memorandum of Understanding as well as two related binding side letter agreements (collectively, the “MOU”) with Win-Eldrich Mines Limited (“WEX”), whereby the Company agreed to sell 100% of its ownership interest in the Ashdown Project LLC to WEX (the “Ashdown Sale”). As consideration for the Ashdown Sale, WEX will pay $5.3 million (the “Purchase Price”) to the Company, which will be satisfied by the issuance of a secured promissory note for the full amount of the Purchase Price.

The material terms of the agreement between the parties are as follows:
•	WEX will pay the Company $5,300,000 and assume the majority of all obligations and liabilities held by the Ashdown Project LLC.
•	WEX will issue the Company a secured promissory note (“Note”) for the Purchase Price with a 72 month payment term.
•	Interest on the Note will be calculated on a quarterly basis at the prime rate plus 2% and capped at a maximum interest rate of 10%, with interest commencing from the date of the definitive agreement.
•	No payments of principal or interest under the Note will commence until April 1, 2010 and thereafter will be payable on a monthly basis.
•	Execution of the definitive agreements and closing are expected to occur no later than April 1, 2009.
•	All litigation between WEX and the Company will terminate upon signing of the definitive agreements.
•	The Company will have the right to appoint one representative to the WEX Board of Directors, and WEX will have the right to appoint one representative to the Company’s Board of Directors.
•	Completion of the Ashdown Sale transaction is subject to receipt of regulatory approval, financing and the entering into of the definitive purchase agreement.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01	Completion of Acquisition or Disposition of Assets.

          The information set forth above in Item 1.01, is hereby incorporated by reference in its entirety into this Item 2.01. On February 25, 2009 the Company entered into a Binding Memorandum of Understanding with WEX, whereby the Company has agreed to sell to WEX 100% of its interest in the Ashdown Project LLC (“Ashdown LLC”) in exchange for a purchase price of Five Million Three Hundred Thousand Dollars ($5,300,000) and certain other agreed to terms and conditions (the “Ashdown Sale”). Execution of definitive agreements and completion of the Ashdown Sale is anticipated to occur no later than April 1, 2009. The Ashdown LLC is a molybdenum-gold project located about 115 miles northwest of Winnemucca in Humboldt County, Nevada. The property covers about nine (9) square miles and is controlled by 293 unpatented mining claims, with proven reserves of molybdenum (Mo) of 2,773,908 pounds with a grade of 2.91% as of February 25, 2008, pursuant to an independent third party Technical Report and Feasibility Study. WEX has been a co-owner of the Ashdown LLC with the Company since the date of inception of the Ashdown LLC in September, 2006, with the Company owning a 60% membership interest and WEX owning a 40% membership interest. The Ashdown LLC was formed in order to govern the management of the project and the future mineral exploration, evaluation, development and mining operations by the Ashdown LLC on the real property contributed by the Company and WEX and all other real property within the area of interest that would be acquired by

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the Ashdown LLC. The terms agreed upon between the parties were negotiated in an arms length transaction and the Purchase Price represents the amount mutually agreed by the parties to represent the fair value of the Company’s interest in the Ashdown LLC.

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD Disclosure.

            On February 27, 2009, the Company issued a press release announcing the Binding Memorandum of Understanding regarding the sale of 100% of its interest in the Ashdown Project LLC (the “Press Release”).

A copy of the Press Release is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

            The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this report on Form 8-K must be filed.

(d)	Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release, dated February 27, 2009, entitled “Golden Phoenix To Sell 100% of its Interest in the Ashdown Project LLC to Win-Eldrich Mines Limited”

          The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

          Portions of this report may constitute “forward-looking statements,” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated:	March 3, 2009	By: /s/ David A. Caldwell

David A. Caldwell
Chief Executive Officer

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